UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2017 (June 13, 2017)

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2017, comScore, Inc. (the “Company”) announced a reorganization of its technology and product teams into a unified group reporting to the Company’s Chief Operating Officer Cameron Meierhoefer. In connection with the reorganization, the Company’s Chief Technology Officer, Michael Brown, will transition from his executive officer role effective July 7, 2017 (the “Separation Date”) but will continue to assist the Company as a consultant for three months to facilitate the reorganization.
The Company and Mr. Brown have entered into a Separation and General Release Agreement (the “Separation Agreement”) pursuant to which the Company will pay Mr. Brown: (i) severance equal to his current base salary of $330,480 for a period of 12 months following the Separation Date; (ii) all accrued but unpaid salary and vacation earned through the Separation Date; and (iii) if Mr. Brown elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and for so long as Mr. Brown has not elected replacement coverage, the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to the Separation Date) for the 12-month period of his severance payments. These amounts are consistent with Mr. Brown’s existing Change of Control and Severance Agreement and are contingent upon Mr. Brown’s execution and non-revocation of a general release of claims and compliance with certain confidentiality, non-competition and non-solicitation obligations.
The Company and Mr. Brown also entered into a Consulting Agreement pursuant to which Mr. Brown has agreed to assist the Company during a transition period from July 10, 2017 until October 13, 2017 (such period, the “Transition Period”). The Consulting Agreement provides, among other things, that Mr. Brown will be entitled to receive a consulting fee of $50,000 per month during the Transition Period. In the event of early termination of the Consulting Agreement, Mr. Brown will only be entitled to compensation through his last day of service.
The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and the Consulting Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation and General Release Agreement, dated as of June 15, 2017, by and between comScore, Inc. and Michael Brown.
10.2	Consulting Agreement, dated as of June 15, 2017, by and between comScore, Inc. and Michael Brown.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David I. Chemerow
David I. Chemerow
Chief Financial Officer
Date: June 16, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and General Release Agreement, dated as of June 15, 2017, by and between comScore, Inc. and Michael Brown.
10.2	Consulting Agreement, dated as of June 15, 2017, by and between comScore, Inc. and Michael Brown.